UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 9, 2009

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, Robert W. Bryant, Ph.D., Vice President of Discovery Research, informed Redpoint Bio Corporation, a Delaware Corporation (the “Company”), of his desire to retire from the Company, and as such, the Company entered into a Separation of Employment Agreement and General Release (the “Separation Agreement”) with Dr. Bryant.  Effective as of January 16, 2009 (the “Separation Date”), Dr. Bryant will cease to serve as the Vice President of Discovery Research of the Company.  The Company and Dr. Bryant entered into the Separation Agreement in order to evidence the terms of certain agreements that have been reached between the Company and Dr. Bryant regarding equity and other compensation and payments.  The material terms of the Separation Agreement are as follows:

•                  The Company will pay Dr. Bryant an amount equal to ten (10) weeks of Dr. Bryant’s base salary at the rate in effect immediately prior to the Separation Date, which will be paid in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date;

•                  Any outstanding stock options held by Dr. Bryant that are exercisable as of the Separation Date (“Vested Stock Options”) shall remain exercisable by Dr. Bryant for a six (6) month period following the Separation Date, so that Dr. Bryant may exercise the Vested Stock Options through and including July 16, 2009, at which time any Vested Stock Options not exercised shall no longer be exercisable;

•                  Dr. Bryant shall forfeit his rights to any unvested stock options not vested as of the Separation Date;

•                  Dr. Bryant has waived and released any and all claims against the Releasees (as that term is defined in the Separation Agreement); and

•                  As set forth in section 6 of his Confidentiality, Non-Disclosure, Non-Competition and Invention Assignment Agreement, for a twelve (12) month period following the Separation Date, Dr. Bryant shall not (i) solicit any customers of the Company, (ii) solicit any employees of the Company and (iii) shall remain bound by the terms of the Non-Competition clause set forth in such section.

In connection with the Separation Agreement, the Company entered into a consulting agreement with Dr. Bryant pursuant to which Dr. Bryant will provide consulting services to the Company relating to research and development at the rate of $93.75 per hour, such amount not to exceed an aggregate maximum payment of Eighteen Thousand Dollars ($18,000), for a term of twelve (12) months.

The Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation of Employment Agreement and General Release by and between the Company and Robert W. Bryant, Ph.D., dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: January 14, 2009

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer
and Secretary